                                                                    Exhibit 12.1

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (Dollars in Thousands)

                                                      Six Months Ended             Fiscal Years Ended November 30,
                                                    --------------------   -------------------------------------------------
                                                      May 31,    May 31,
                                                      2001       2000        2000      1999       1998       1997      1996
                                                    ---------   --------    -------  -------    -------     ------    ------
Earnings from Continuing Operations:
Pre-tax income from continuing operations ......    $ 241,093   96,151      375,635  285,477    240,114     85,727     84,429
Adjustments to pre-tax income from continuing
   operations:
Fixed charges ..................................       78,529   47,830      142,654   73,020     63,792     63,483     49,100
Interest capitalized ...........................      (64,334) (37,937)    (117,444) (54,792)   (45,930)   (32,600)   (23,200)
Adjustment for undistributed earnings and losses
   of unconsolidated 50% or less owned entities         2,644    1,884        6,928   (8,197)     1,050         15         50
Previously capitalized interest amortized ......       53,114   29,728       98,601   49,011     43,216     25,600     20,500
                                                    ---------  -------      -------  -------    -------    -------    -------
"Earnings" .....................................    $ 311,046  137,656      506,374  344,519    302,242    142,225    130,879
                                                    =========  =======      =======  =======    =======    =======    =======
Fixed Charges:
Interest incurred ..............................    $  71,244   43,288      130,458   64,908     59,043     63,483     49,100
Interest component of rent expense(1) ..........        7,285    4,542       12,196    8,112      4,749         --         --
                                                    ---------  -------      -------  -------    -------    -------    -------
"Fixed Charges" ................................    $  78,529   47,830      142,654   73,020     63,792     63,483     49,100
                                                    =========  =======      =======  =======    =======    =======    =======
Earnings To Fixed Charges Including
   Limited-Purpose Finance Subsidiaries ........          4.0      2.9          3.5      4.7        4.7        2.2        2.7

------------------

(1)      The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (Dollars in Thousands)


                                                    Six Months Ended              Fiscal Years Ended November 30,
                                                  --------------------   ----------------------------------------------------
                                                    May 31,    May 31,
                                                     2001       2000      2000       1999        1998       1997        1996
                                                  ---------    -------   --------    -------    -------    -------     -------
Earnings from Continuing Operations:
Pre-tax income from continuing operations ......  $ 241,093     96,151    375,635    285,477    240,114     85,727     84,429
Adjustments to pre-tax income from continuing
   operations:
Fixed charges ..................................     77,898     46,962    141,047     70,789     60,541     58,969     43,900
Interest capitalized ...........................    (64,334)   (37,937)  (117,444)   (54,792)   (45,930)   (32,600)   (23,200)
Adjustment for undistributed earnings and losses
   of unconsolidated 50% or less owned entities       2,644      1,884      6,928     (8,197)     1,050         15         50
Previously capitalized interest amortized ......     53,114     29,728     98,601     49,011     43,216     25,600     20,500
                                                  ---------    -------    -------    -------    -------    -------    -------
"Earnings" .....................................  $ 310,415    136,788    504,767    342,288    298,991    137,711    125,679
                                                  =========    =======    =======    =======    =======    =======    =======
Fixed Charges:
Interest incurred (excluding limited-purpose
   financing subsidiaries) .....................  $  70,613     42,420    128,851     62,677     55,792     58,969     43,900
Interest component of rent expense(1) ..........      7,285      4,542     12,196      8,112      4,749         --         --
                                                  ---------    -------    -------    -------    -------    -------    -------
"Fixed Charges" ................................  $  77,898     46,962    141,047     70,789     60,541     58,969     43,900
                                                  =========    =======    =======    =======    =======    =======    =======
Earnings To Fixed Charges Excluding
   Limited-Purpose Finance Subsidiaries ........        4.0        2.9        3.6        4.8        4.9        2.3        2.9

---------------

(1)      The interest component of rent expense was not material prior to 1998.